UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2014
CELANESE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
222 West Las Colinas Blvd. Suite 900N, Irving, TX 75039
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of CFO and Appointment of Interim CFO
Celanese Corporation (the “Company”) has appointed Christopher W. Jensen as interim chief financial officer in addition to his current duties. On May 6, 2014, Steven M. Sterin resigned as senior vice president and chief financial officer of the Company and from all officer and director positions with the Company’s subsidiaries. Mr. Jensen’s appointment and Mr. Sterin’s resignation are both effective May 6, 2014. Mr. Sterin will continue as an employee until November 1, 2014 to assure a smooth transition. Upon his departure, Mr. Sterin will be eligible for benefits under the Company’s existing benefit programs in which he participates. The Company will initiate a search for a permanent chief financial officer.
Prior to being appointed interim chief financial officer, Mr. Jensen, 47, served as the Company’s senior vice president, finance and chief accounting officer since April 2011. From August 2010 to April 2011, Mr. Jensen served as the Company’s Senior Vice President, Finance and Treasurer. Prior to August 2010, Mr. Jensen served as the Company’s Vice President and Corporate Controller from March 2009 to July 2010. From May 2008 to February 2009, he served as Vice President of Finance and Treasurer. In his current capacity, Mr. Jensen has global responsibility for corporate finance, treasury operations, insurance risk management, pensions, global business services, corporate accounting, tax and general ledger accounting. Mr. Jensen was previously the Assistant Corporate Controller from March 2007 through April 2008, where he was responsible for SEC reporting, internal reporting, and technical accounting. In his initial role at Celanese from October 2005 through March 2007, Mr. Jensen built and directed the Company’s technical accounting function. From August 2004 to October 2005, Mr. Jensen worked in the inspections and registration division of the Public Company Accounting Oversight Board. He spent 13 years of his career at PricewaterhouseCoopers LLP, an assurance, tax and advisory services firm, in various positions in both the auditing and mergers and acquisitions groups. Mr. Jensen earned bachelor’s and master’s degrees in accounting from Brigham Young University and is a Certified Public Accountant.
There are no arrangements or understandings between Mr. Jensen and other persons pursuant to which he was appointed as interim chief executive officer. There are no family relationships between Mr. Jensen and any director or executive officer of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Jensen or any member of his immediate family had or will have any interest, that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.
The Company issued a press release on May 8, 2014, which is attached hereto as Exhibit 99.1, announcing these actions.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number
Description

99.1	Press Release dated May 8, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By:	/s/ James R. Peacock III
Name:	James R. Peacock III
Title:	Vice President, Deputy General Counsel and Corporate Secretary

Date:	May 8, 2014
INDEX TO EXHIBITS

Exhibit Number
Description

99.1	Press Release dated May 8, 2014